EXHIBIT 10.4

                             BILL OF SALE (ABSOLUTE)

THIS BILL OF SALE is made effective the 13th day of March, 2002.


BETWEEN:

         SKALA INTERNATIONAL ENTERPRISES INC., a body corporate formed pursuant to the laws of the Province of British
         Columbia and having its registered office located at 415
         South Tower, 5811 Cooney Road, Richmond, British
         Columbia, V6X 3M1

         (the "Vendor")

AND:

         KAMA SUTRA MEDIA LTD., a body corporate formed pursuant to the laws of the province of British Columbia and having an office for business located at 1107 - 11871 Horseshoe Way, Richmond, British Columbia, V7A 5H5

         (the "Purchaser")


THIS BILL OF SALE WITNESSES that in consideration of the sum of C$24,750 (the "Purchase Price") now paid by the Purchaser to the Vendor, the Vendor HAS CONVEYED AND WARRANTED, assigned, transferred, and set over, and by these presents DOES CONVEY AND WARRANT, assign, transfer and set over unto the Purchaser all of the right, title and interest in and to the assets listed in Schedule "A" attached hereto (the "Assets") AND all right, title interest, property, claim and demand whatsoever both at law and in equity, or otherwise howsoever, of the Vendor, of, in, to and out of the same, and every part thereof (herein called the "Interest").

The Purchase Price shall be paid by the Purchaser to the Vendor by the issuance of 99 fully paid and non-assessable shares of the Purchaser's common stock at a price of C$250 per share.

TO HAVE AND TO HOLD the Assets and the Interest and all of the Vendor's right and title thereto and therein unto and to the use of the Purchaser for its own use absolutely.

The Vendor hereby represents, warrants and covenants to and with the Purchaser that:

      (a) the Vendor now has good right to transfer the Assets and the Interest unto the Purchaser in the manner aforesaid and according to the true intent and meaning of this Bill of Sale; and






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      (b)    the  Vendor  will  from  time  to  time and at all times  hereafter execute such further documents and instruments and do such further acts and things as may be reasonable required to more effectively transfer the Assets and the Interest to the Purchaser according to the true intent and meaning of this Bill of Sale.

AND the Vendor agrees that the grants and agreements of the Vendor in this Bill of Sale shall bind the Vendor and its successors and assigns and shall enure to the benefit of the Purchaser and its successors and assigns.

IN WITNESS WHEREOF the Vendor has executed this Bill of Sale on the day and year first above written.

                                     SKALA INTERNATIONAL ENTERPRISES INC.



                                     Per:
                                         --------------------------------------
                                            Authorized Signatory





































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                                  Schedule "A"

                                     ASSETS

     This is Schedule "A" to the Bill of Sale dated 13th of March, 2002 by Skala International Enterprises Inc. in favour of Kama Sutra Media Ltd.


Assets:

         965 KamasutraCDs
         145 Kamasutra Love Games
         Distribution Agreement dated May 19, 2001(as amended February 21, 2002) between Skala International Enterprises Inc. and Amit Raheja.











































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